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                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)

                                       OF

                             VLSI TECHNOLOGY, INC.
                                       AT

                              $17.00 NET PER SHARE

                                       BY

                              KPE ACQUISITION INC.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.
                          (ROYAL PHILIPS ELECTRONICS)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 1, 1999, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase, dated March 5, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by KPE Acquisition Inc., a Delaware corporation (the "Purchaser") and an indirect wholly owned subsidiary of Koninklijke Philips Electronics N.V., a corporation incorporated under the laws of The Netherlands ("Royal Philips"), to purchase for cash, all of the outstanding shares of Common Stock, par value $.01 per share (the "Common Stock"), including the associated rights to purchase preferred stock (the "Rights"), of VLSI Technology, Inc., a Delaware corporation (the "Company") (the Common Stock and the Rights together are referred to herein as the "Shares"), on the terms and subject to the conditions set forth in the Offer.

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

    1. The Offer price is $17.00 per Share, net to the Seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

    2. The Offer is being made for all of the outstanding Shares.

    3. The Offer is conditioned upon, among other things, (i) there being validly tendered prior to the expiration of the Offer a number of Shares which, together with the Shares beneficially owned by the Purchaser and its affiliates, will constitute at least a majority of the outstanding Shares on a fully diluted basis as of the date the Shares are accepted for payment pursuant to the Offer (the "Minimum Tender Condition"); (ii) the Rights having been redeemed by the Company's Board of Directors, or the Purchaser otherwise being satisfied in its sole discretion that such Rights are otherwise invalid or inapplicable to the transactions contemplated herein (the "Rights Condition"); (iii) the acquisition of Shares pursuant to the Offer being approved pursuant to Section 203 of the Delaware General Corporation Law or the Purchaser being satisfied in its sole discretion that the provisions of Section 203 restricting certain business combinations are invalid or inapplicable to the acquisition of Shares pursuant to the Offer and the Proposed Merger (by action of the
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Company's Board of Directors, the acquisition of a sufficient number of Shares or otherwise) (the "Section 203 Condition"); and (iv) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder and under any laws of The European Community applicable to the purchase of Shares pursuant to the Offer having expired or been terminated. The Offer is also subject to certain other conditions described in Section 13 of the Offer to Purchase. The Offer is not conditioned upon Royal Philips or the Purchaser obtaining financing.

    4. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 1, UNLESS THE OFFER IS EXTENDED BY THE PURCHASER (THE "EXPIRATION DATE").

    5. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    6. Tendering Shareholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary, or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption in provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

    Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

    If you wish to have us tender any of or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

    In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by The Bank of New York (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 3 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT PURSUANT TO THE OFFER.

    The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of the Purchaser by Credit Suisse First Boston Corporation, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender Shares on your behalf prior to the expiration of the Offer.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)

                                       OF

                             VLSI TECHNOLOGY, INC.

    The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated March 5, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal relating to the offer by KPE Acquisition Inc., a Delaware corporation and an indirect wholly owned subsidiary of Koninklijke Philips Electronics N.V., a company incorporated under the laws of The Netherlands, to purchase for $17.00 net to the seller in cash all outstanding shares of Common Stock, par value $.01 per share (the "Common Stock"), including the associated rights to purchase preferred stock (the "Rights"), of VLSI Technology, Inc., a Delaware corporation. The Common Stock and the Rights together are referred to herein as the "Shares."

    This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be Tendered:*                                            SIGN HERE

    -------------------Shares
                                                       -----------------------------------------------------

Daytime Area Code
and Tel. No.
-------------------------------------------
                                                       -----------------------------------------------------
                                                       Signature(s)

Taxpayer Identification
No. or Social Security No.
-----------------------------                          -----------------------------------------------------

Dated: ---------------------------------------- ,
1999
                                                       -----------------------------------------------------
                                                              (Please print name(s) and address(es))

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* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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